UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

Commission File Number: 000-33265

ADIA MED, INC.
(Exact name of registrant as specified in its charter)

nevada	35-2829671
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4421 Gabriella Lane, Winter Park, FL 32792

(Address of principal executive offices)(Zip Code)

(321) 231-2843

(Registrant’s telephone number, including area code)

ADIA Nutrition, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 28, 2026, Adia Med, Inc. (the “Company”) filed a Verified Complaint for Declaratory Judgement (the “Complaint”) in the Circuit Court of the Eighteenth Judicial Circuit in and for Seminole County, Florida, styled In Re Stock of ADIA MED, INC. v. Tydus Richards, Case No. 2026CA002155 (the “Action”). A copy of the Complaint is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Action in this Item 8.01 is qualified in its entirety by the Complaint.

The Action is a declaratory-judgment proceeding seeking to quiet title in 29,059,792 shares of the Company’s non-preferred common stock (the “Subject Shares”). The Complaint alleges that the Subject Shares represent 30.78% of the Company’s issued and outstanding shares and had a market value of $3,487,175.04 based on the closing price on August 13, 2026. The caption names Tydus Richards as the defendant. The body of the Complaint identifies the following persons and entities as purported holders who may claim an interest in all or part of the Subject Shares (collectively, the “Claimants”):

Purported holder	Last known address alleged in the complaint
Tydus Richards	2863 Durand Drive, Los Angeles, CA 90068
Wen Peng	2218 Timberwood, Irvine, CA 92660
Robert Shively	330 Cliff Drive 102, Laguna Beach, CA 92651
Jennifer Singhal	9 Crestwood Drive, Newport Beach, CA 92660
Teibs Asia Limited	Unit A2 32/F United Center, 95 Queensway, Hong Kong
William Feaster	11110 Greenstone Ave, Santa Fe Springs, CA 90670
Golden Communications Inc.	474 East 17th St, Suite 103, Costa Mesa, CA 92627
Revete Capital Partners LLC	PO Box 12589, Newport Beach, CA 92658
Chris Harano	4600 Campus Drive, Ste 105, Newport Beach, CA 92660
Orbital Inc.	3857 Birch St, Ste 591, Newport Beach, CA 92660
Hugh Cochrane	91A Drayton Gardens Grove House, London, England SW10 9QU
Michael P. Bringle	3800 Parkview Lane 39B, Irvine, CA 92612
Vector Group International LLC	101 Constitution, Suite 800, Washington, DC 20001

The Complaint alleges, among other things, that in January 2024 a change of control of the Company occurred when all Special 2022 Series A Preferred stock, carrying 60% of the voting rights, was acquired by Legends Investment Properties, LLC, a Florida limited liability company; that, in connection with that acquisition, the Company determined there was no basis in its records, and no record at its transfer agent of original issuance, supporting the Claimants’ positions as reflected on the shareholder list; that the Claimants’ asserted interests rest solely on the stock transfer ledger; and that, upon information and belief, the Claimants never paid for the Subject Shares and the Subject Shares were not validly issued. The Complaint seeks a judgment declaring that title to the improperly issued Subject Shares is quieted in the Company, and an order restraining each Claimant from instituting an action against the Company for recovery of the Subject Shares or any part of them, together with such other relief as the court deems just and proper.

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The Company is the plaintiff in the Action. No responsive pleading has been filed, and no hearing has been set, as of the date of this report. The Company intends to pursue the Action. The outcome is uncertain. The Claimants may appear, contest jurisdiction or venue, assert that the Subject Shares were validly issued or transferred, or bring related claims. An adverse result would leave the Subject Shares outstanding in the names of the Claimants. A judgment quieting title in the Company would, if entered and given effect by the transfer agent, reduce the number of shares of common stock deemed issued and outstanding by up to 29,059,792 shares. The Company has not cancelled the Subject Shares, and it will not treat the Subject Shares as retired unless and until a court of competent jurisdiction so orders and the transfer agent records the cancellation. The Company cannot predict the timing or outcome of the Action, or the amount of legal expense it will incur.

The Company’s common stock continues to trade on the OTC Markets Venture Market under the ticker symbol “ADIA.” Outstanding stock certificates are not affected by the filing of the Complaint.

Forward-looking statements. This Item 8.01 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s intention to pursue the Action and the possible effect of a judgment on the number of shares outstanding. These statements are subject to risks and uncertainties, including the uncertainty of litigation, the defenses available to the Claimants, the possibility of related proceedings, and the requirements of the transfer agent and applicable state corporate law. Actual results may differ materially. The Company undertakes no obligation to update these statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Verified Complaint for Declaratory Judgement, filed September 16, 2026, in the Circuit Court of the Eighteenth Judicial Circuit in and for Seminole County, Florida, Case No. 2026CA002155.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2026

ADIA MED, INC. /s/ Larry Powalisz Name: Larry Powalisz Title: Chief Executive Officer /s/ Rebecca Miller Name: Rebecca Miller Title: Chief Financial Officer

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